W. R. Berkley Corporation               NEWS
475 Steamboat Road                      RELEASE
Greenwich, Connecticut 06830
(203) 629-3000


FOR IMMEDIATE RELEASE                   CONTACT: Eugene G. Ballard
                                                 Chief Financial Officer
                                                 (203)-629-3000

                W. R. BERKLEY CORPORATION REPORTS SHARPLY HIGHER
                             FOURTH QUARTER EARNINGS

     Greenwich, CT, February 10, 2003 -- W. R. Berkley Corporation (NYSE: BER) today reported fourth quarter 2002 operating income of $53 million, or 96 cents per share, compared with an operating loss of $15 million, or 32 cents per share, a year ago. For full year 2002, operating income was $161 million, or $3.04 per share, compared with break-even operating results for 2001.


     The following table summarizes the fourth quarter and year-to-date financial performance (amounts in thousands, except per share data):

                                            For the Quarter                     For the Year
                                           Ended December 31,               Ended  December 31,
                                         2002             2001             2002             2001
                                         ----             ----             ----             ----
Gross premiums written               $   881,404      $   593,928      $ 3,208,227      $ 2,208,466
Net premiums written                     787,412          503,070        2,710,490        1,858,096

Earnings (loss) amounts after
 taxes and minority interest:
Operating income (loss)(a)                53,040          (15,342)         160,655              180
Realized investment gains (losses)        11,924          (10,606)          12,223           (3,207)
Foreign currency gains                     9,552               61            9,110              320
Discontinued business                     (1,785)         (38,277)          (6,943)         (88,839)
                                     -----------      -----------      -----------      ----------
Net income (loss)                    $    72,731      $   (64,164)     $   175,045      $   (91,546)
                                     ===========      ===========      ===========      ==========

Per share amounts (b):
Operating income (loss) (a)          $      0.96      $     (0.32)     $      3.04      $        --
Net income (loss)                    $      1.32      $     (1.36)     $      3.31      $     (2.09)

(a) Operating income (loss) represents net income (loss) before discontinued business, realized investment gains and losses and foreign currency gains.

W.R. Berkley Corporation                                                  Page 2


(b) Per share amounts reflect 4,715,000 shares issued on November 22, 2002 and the 3-for-2 common stock split affected on July 2, 2002.

     Highlights for the 2002 fourth quarter and full year compared with the prior year periods:

     o Gross premiums written for continuing business grew 56% in the fourth quarter to $885 million.

     o GAAP combined ratio for continuing business was 93.3% in the fourth quarter compared with a combined ratio of 112.4% in the prior year quarter.

     o The paid loss ratio for continuing business decreased to 43.5% in the fourth quarter from 61.0% in the prior year quarter, and the paid-to-incurred loss ratio decreased to 67.8% in 2002 from 76.8% in 2001.

     o Cash flow from operations increased to $223 million in the fourth quarter compared with $81 million in the prior year quarter. For the full year, cash flow from operations increased to $766 million from $210 million in 2001.

     Commenting on the Company's results, William R. Berkley, chairman and chief executive officer, said: "Our excellent results continue to reflect strategic decisions made over the past several years to consolidate our operations and focus on our most profitable lines of business. This focus also resulted in the early recognition of past reserve deficiencies, and thus, we are able to reflect in our current results the benefits of higher prices and improved terms and conditions.

W.R. Berkley Corporation                                                  Page 3


     "We are continuing our cautious reserving practices to guard against the possibility of future adverse reserve development. We believe our current financial statements reflect a prudent view in an uncertain world. The earned premiums reported on our 2002 financial statements only partially reflect the increased pricing that was in effect in 2002. If in fact year-end price levels had been in effect for the full year and earned in that year, our 2002 results would have been substantially better than those reported. As a result, we expect significantly better results in 2003.

     "This year, even with lower investment returns, we achieved a return on beginning capital of over 18%, and a return of 17% on an operating basis. We look ahead with continued enthusiasm and believe overall industry problems will result in a continuation of the current pricing environment of increasing rates at least through 2004," Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

W.R. Berkley Corporation                                                  Page 4


This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2003 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the ultimate results of the various pending arbitration proceedings, the increased level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment results and potential impairment of invested assets, exchange rate and political risks, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, uncertainty as to our reinsurance coverage for terrorist acts, the availability of dividends from our insurance company subsidiaries, our successful integration of acquired companies or investment in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2003 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


                                      # # #

W.R. Berkley Corporation                                                  Page 5

                                      Consolidated Financial Summary
                               (Amounts in thousands, except per share data)
                                                 For the Quarter                     For the Year
                                                Ended December 31,                Ended December 31,
                                          ----------------------------      ----------------------------
                                              2002             2001             2002             2001
                                              ----             ----             ----             ----
Revenues:
  Net premiums written                    $   787,412      $   503,070      $ 2,710,490      $ 1,858,096
  Change in unearned premiums                 (94,510)         (44,991)        (457,963)        (177,627)
                                          -----------      -----------      -----------      -----------
    Premiums earned                           692,902          458,079        2,252,527        1,680,469
  Net investment income                        50,843           47,421          187,875          195,021
  Service fees                                 23,328           19,219           86,095           75,771
  Realized investment gains (losses)           17,026          (23,420)          15,214          (12,252)
  Foreign currency gains                       22,902              144           21,856              758
  Other income                                  1,191              132            2,517            2,030
                                          -----------      -----------      -----------      -----------
    Total revenues                            808,192          501,575        2,566,084        1,941,797

Expenses:
  Losses and loss expenses                    448,092          420,902        1,463,971        1,380,500
  Other operating expenses                    236,697          170,970          797,205          663,776
  Interest expense                             11,417           11,287           45,475           45,719
     Restructuring charge                          --            3,196               --            3,196
                                          -----------      -----------      -----------      -----------
Total expenses                                696,206          606,355        2,306,651        2,093,191

    Income (loss) before income taxes
     and minority interest                    111,986         (104,780)         259,433         (151,394)

Income tax (expense) benefit                  (32,884)          35,102          (84,139)          56,661
Minority interest                              (6,371)           5,514             (249)           3,187
                                          -----------      -----------      -----------      -----------

  Net income (loss)                       $    72,731      $   (64,164)     $   175,045      $   (91,546)
                                          ===========      ===========      ===========      ===========

Net income (loss) per share:
    Basic                                 $      1.37      $     (1.36)     $      3.44      $     (2.09)
    Diluted                                      1.32      $     (1.36)     $      3.31      $     (2.09)

Average shares outstanding:
    Basic                                      53,273           47,276           50,885           43,708
    Diluted                                    55,062           49,665           52,923           45,833

W.R. Berkley Corporation                                                  Page 6


                                Supplemental After-Tax Earnings
                         (Amounts in thousands, except per share data)
                                            For the Quarter                 For the Year
                                           Ended December 31,            Ended December 31,
                                        ------------------------      ------------------------

                                           2002           2001           2002           2001
                                           ----           ----           ----           ----
Earnings (loss) amounts after taxes
 and minority interest:
Operating income (loss) (1) (2)         $  53,040      $ (15,342)     $ 160,655      $     180
Realized investment gains (losses)         11,924        (10,606)        12,223         (3,207)
Foreign currency gains (3)                  9,552             61          9,110            320
Discontinued business (4)                  (1,785)       (38,277)        (6,943)       (88,839)
                                        ---------      ---------      ---------      ---------
  Net income (loss)                     $  72,731      $ (64,164)     $ 175,045      $ (91,546)
                                        =========      =========      =========      =========

Earnings (loss) per diluted share:
Operating income (loss) (1) (2)         $    0.96      $   (0.32)     $    3.04      $      --
Realized investment gains (losses)           0.22          (0.23)          0.23          (0.07)
Foreign currency gains (3)                   0.17             --           0.17           0.01
Discontinued business (4)                   (0.03)         (0.81)         (0.13)         (2.03)
                                        ---------      ---------      ---------      ---------
  Net income (loss)                     $    1.32      $   (1.36)     $    3.31      $   (2.09)
                                        =========      =========      =========      =========

Cash flow from operations before
  change in trading account             $ 223,108      $  81,013      $ 766,024      $ 209,917

(1)  Operating income reflects weather-related losses of $6.1 million pre-tax, or 7 cents per share after-tax, for the quarter ended December 31, 2002 compared with $5.2 million pre-tax, or 7 cents per share after-tax, in the year-earlier period. For full year 2002, operating income reflects weather-related losses of $41.2 million pre-tax, or 51 cents per share after-tax, compared with $37.1 million pre-tax, or 55 cents per share after-tax, in the year-earlier period.

(2)  Fourth quarter 2001 operating income reflects an increase in treaty reinsurance reserves of
     $32.8 million pre-tax, or 45 cents per share after-tax, and losses related to the Enron bankruptcy of $18.5 million pre-tax, or 25 cents per share after-tax. Full year 2001 operating income also reflects World Trade Center losses of $35.0 million pre-tax, or 52 cents per share after-tax.

(3)  Foreign currency gains represent net gains reported by the company's foreign subsidiaries and result primarily from translating into Argentine pesos, invested assets and life insurance liabilities denominated in US dollars, and of settling certain life insurance contracts for less than their stated value following the devaluation of the Argentine peso.
     The company also reported an unrealized foreign exchange loss of $15.2 million (net of minority interest) as a result of the translation of the net assets of its Argentine subsidiary to US dollars. Under generally accepted accounting principles, unrealized foreign exchange losses are reported directly to stockholders' equity.

(4)  The 2001 results for the discontinued business reflect loss reserve increases of $52.5 million pre-tax, or 72 cents per share after-tax, in the fourth quarter and $102.5 million pre-tax, or $1.52 per share after-tax, for the full year. The 2001 results for the discontinued business also include a fourth quarter restructuring charge of $2.1 million after-tax, or 4 cents per share.

W.R. Berkley Corporation                                                  Page 7


                                  Operating Results by Segment
                             (Amounts in thousands, except ratios)
                                          For the Quarter                   For the Year
                                         Ended December 31,              Ended December 31,
                                      ------------------------       -------------------------
                                         2002           2001            2002            2001
                                         ----           ----            ----            ----
Specialty Insurance (1):
  Gross premiums written              $ 255,188      $ 184,007       $ 939,324       $ 611,364
  Net premiums written                  256,804        160,870         861,693         527,502
  Premiums earned                       224,190        125,716         711,577         401,611
  Pre-tax operating income (loss)        37,460         11,170         119,417          30,185
  Loss ratio                               66.5%          70.1%           64.0%           71.4%
  Expense ratio                            23.3%          28.8%           26.3%           31.1%
  GAAP combined ratio                      89.8%          98.9%           90.3%          102.5%

Alternative Markets:
  Gross premiums written              $ 100,151      $  42,074       $ 348,954       $ 169,439
  Net premiums written                   89,586         38,667         305,357         151,942
  Premiums earned                        77,657         38,322         235,558         123,173
  Pre-tax operating income               17,842          6,246          62,703          34,255
  Loss ratio                               66.2%          80.0%           66.7%           76.5%
  Expense ratio                            28.1%          31.3%           29.6%           32.9%
  GAAP combined ratio                      94.3%         111.3%           96.3%          109.4%

Reinsurance (2):
  Gross premiums written              $ 271,233      $  98,087       $ 858,179       $ 332,382
  Net premiums written                  221,822         69,610         680,205         236,784
  Premiums earned                       175,614         69,142         459,406         236,385
  Pre-tax operating income (loss)         6,106        (44,334)         31,676         (57,034)
  Loss ratio                               75.1%         146.3%           73.0%          104.4%
  Expense ratio                            28.5%          31.0%           29.9%           36.8%
  GAAP combined ratio                     103.6%         177.3%          102.9%          141.2%

Regional Insurance:
  Gross premiums written              $ 243,933      $ 193,833       $ 955,150       $ 705,001
  Net premiums written                  200,861        165,271         776,577         598,149
  Premiums earned                       193,318        154,573         705,385         555,750
  Pre-tax operating income               36,349         18,636         104,085          40,399
  Loss ratio                               53.6%          61.6%           59.1%           67.2%
  Expense ratio                            33.5%          34.8%           32.4%           35.0%
  GAAP combined ratio                      87.1%          96.4%           91.5%          102.2%

International:
  Gross premiums written              $  14,029      $  47,419       $  87,265       $ 170,600
  Net premiums written                   13,954         42,554          79,313         150,090
  Premiums earned                        14,927         38,874          89,284         140,909
  Pre-tax operating income (loss)         1,018          3,020          (1,757)         12,149
  Loss ratio                               28.6%          62.1%           54.2%           61.4%
  Expense ratio                            70.6%          43.2%           51.3%           40.6%
  GAAP combined ratio                      99.2%         105.3%          105.5%          102.0%


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W.R. Berkley Corporation                                                  Page 8


                            Operating Results by Segment (continued)
                             (Amounts in thousands, except ratios)
                                          For the Quarter                   For the Year
                                         Ended December 31,              Ended December 31,
                                      ------------------------       -------------------------
                                         2002           2001            2002            2001
                                         ----           ----            ----            ----
Total Continuing Segments:
  Gross premiums written              $ 884,534      $ 565,420       $3,188,872      $1,988,786
  Net premiums written                  783,027        476,972        2,703,145       1,664,467
  Premiums earned                       685,706        426,627        2,201,210       1,457,828
  Pre-tax operating income (loss)        98,775         (5,262)         316,124          59,954
  Loss ratio                               64.2%          79.5%            64.2%           74.6%
  Expense ratio                            29.1%          32.9%            30.4%           34.6%
  GAAP combined ratio                      93.3%         112.4%            94.6%          109.2%

Discontinued Business (3):
  Gross premiums written              $  (3,130)       $28,508       $   19,355      $  219,680
  Net premiums written                    4,385         26,098            7,345         193,629
  Premiums earned                         7,196         31,452           51,317         222,641
  Pre-tax segment loss                   (2,746)       (55,692)         (10,682)       (133,480)
  Loss ratio                               110.4%        259.8%            98.7%          131.4%
  Expense ratio                             36.7%         24.4%            30.8%           33.0%
  GAAP combined ratio                      147.1%        284.2%           129.5%          164.4%

Total Segments:
  Gross premiums written              $ 881,404      $ 593,928       $3,208,227      $2,208,466
  Net premiums written                  787,412        503,070        2,710,490       1,858,096
  Premiums earned                       692,902        458,079        2,252,527       1,680,469
  Pre-tax segment income (loss)          96,029        (60,954)         305,442         (73,526)
  Loss ratio                               64.7%          91.9%            65.0%           82.1%
  Expense ratio                            29.2%          32.3%            30.4%           34.4%
  GAAP combined ratio                      93.9%         124.2%            95.4%          116.5%

(1)  Full year 2001 pre-tax operating income for the specialty segment reflects World Trade
     Center losses of $9.0 million.

(2)  In the fourth quarter of 2002, the company changed its presentation of reinsurance premiums assumed from Lloyd's syndicates to reflect the company's proportionate share of the syndicates' reinsurance costs as ceded premiums and its share of the syndicates' brokerage cost as underwriting expenses. Previously, this business was presented similar to the manner it is reported by the syndicates, with reinsurance and brokerage costs netted against premiums. Amounts reported in prior quarters of 2002 were reclassified to reflect this change. The change had no effect on underwriting profits or net income for the current or prior quarters.

     Fourth quarter 2001 pre-tax operating income for the reinsurance segment reflects an increase in reinsurance reserves of $32.8 million and losses related to the Enron




W.R. Berkley Corporation                                                  Page 9


     bankruptcy of $18.5 million. Full year 2001 pre-tax operating income for the reinsurance segment also reflects World Trade Center losses of $26.0 million.

(3)  Pre-tax results in 2001 for the discontinued business segment reflect loss reserve increases of $52.5 million in the fourth quarter and $102.5 million for full year.


                            Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                              December 31,    December 31,
                                                  2002            2001
                                                  ----            ----
     Total investments (1)                     $4,607,853     $3,598,053
     Total assets                               7,031,323      5,633,509
     Reserves for losses and loss expenses      3,210,632      2,817,682
     Long-term debt                               362,985        370,554
     Trust preferred securities                   198,251        198,210
     Stockholders' equity (2)(3)                1,335,199        931,595
     Shares outstanding                            55,223         49,862
     Stockholders' equity per share                 24.18          18.68

(1) Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.

(2) Stockholders' equity includes after-tax unrealized investment gains and unrealized foreign exchange losses of $105 million and $37.3 million as of December 31, 2002 and December 31, 2001, respectively.

(3) Stockholders' equity reflects proceeds of $167 million from the issuance of 4,715,000 shares of common stock on November 22, 2002.